UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2016

First Priority Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-183118	20-8420347
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 West Liberty Boulevard, Suite 104 Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 280-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 4, 2016, First Priority Financial Corp. (the “Company”) amended Article Fifth of the Company’s articles of incorporation to increase the number of authorized shares of common stock, $1.00 par value per share, from 10,000,000 to 20,000,000. The amendment was approved by the Company’s shareholders at the 2016 annual meeting of shareholders held on May 3, 2016. A copy of Article Fifth of the Company’s articles of incorporation as amended is attached hereto as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 3, 2016, First Priority Financial Corp. (the “Company”) held its 2016 annual meeting of shareholders. The proposals voted on at the annual meeting, as well as the voting results for each proposal, including the numbers of votes cast for, against or withheld, and the number of abstentions and broker non-votes, are set forth below.

•	Proposal 1: Election of four Class I nominees of the board of directors to serve as directors of the Company, all with terms expiring in 2019:

	For	Withheld	Broker Non-Votes
Frank Sabatucci	4,243,080	82,696	503,304
Mel A. Shaftel	4,251,876	73,900	503,304
Vincent P. Small, Jr.	4,251,876	73,900	503,304
William L. Wetty	4,253,408	72,368	503,304

•	Proposal 2: Amendment of articles of incorporation to increase authorized shares of common stock from 10,000,000 to 20,000,000:

For	Against	Abstentions	Broker Non-Votes
4,564,265	169,599	95,215	1

•	Proposal 3: Advisory vote to approve executive officer compensation:

For	Against	Abstentions	Broker Non-Votes
4,026,812	208,197	90,767	503,304

•	Proposal 4: Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2016.

For	Against	Abstentions	Broker Non-Votes
4,769,108	8,080	51,892	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3,1	Article Fifth of the articles of incorporation of First Priority Financial Corp., as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PRIORITY FINANCIAL CORP.

Dated: May 5, 2016	By:	/s/ Mark J. Myers
Mark J. Myers
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

3.1	Article Fifth of the articles of incorporation of First Priority Financial Corp., as amended.